                                 Registration Statement No.  333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                         HARRY'S FARMERS MARKET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Georgia                             58-2037452
     ---------------------------------       -----------------------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

                            1180 Upper Hembree Road
                             Roswell, Georgia 30076
                   ------------------------------------------
                    (Address of Principal executive offices)

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                        1996 DIRECTOR STOCK OPTION PLAN
                         1993 MANAGEMENT INCENTIVE PLAN
                 ----------------------------------------------
                            (Full Title of the Plan)


                           Harry A. Blazer, President
                            1180 Upper Hembree Road
                            Roswell, Georgia  30076
                                 (770) 667-8878
          ------------------------------------------------------------
                (Name, address, and telephone number, including
                        area code, of agent for service)

                         ______________________________

                              Copies Requested to:

                              John L. Latham, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                          1201 Peachtree Street, N.E.
                         400 Colony Square, Suite 2200
                            Atlanta, Georgia  30361
                         ______________________________


                              CALCULATION OF REGISTRATION FEE
==========================================================================================
    Title of                             Proposed              Proposed
    Securities             Amount        Maximum               Maximum          Amount of
      to be                 to be        Offering             Aggregate        Registration
    Registered           Registered  Price Per Share (1)  Offering Price (1)       Fee
- ---------------------    ----------  ------------------   -----------------   ------------
Options and                700,000         $4.75             $3,325,000         $1,146.62
underlying shares of        Shares
Common Stock
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Class A Common Stock on the Nasdaq National Market System on August 13, 1996.

- -------------------------------------------------------------------------------

               THE CONTENTS OF THE REGISTRATION STATEMENT IN FORM
                S-8 (NO. 33-81120) ARE INCORPORATED BY REFERENCE
             HEREIN PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
- ------   ---------------------------------------

   The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

   (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, as filed with the Securities and Exchange Commission; and

   (b) the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 2, 1993, to register the Class A Common Stock, without par value, under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Class A Common Stock.

Item 4.  Description of Securities.
- ------   -------------------------

    No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.
- ------   --------------------------------------

    No response is required to this item.

Item 6.  Indemnification of Directors and Officers.
- ------   -----------------------------------------

    As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

    Article VI of the Company's By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

    The Company's By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

   The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

Item 7.  Exemption from Registration Claimed.
- ------   -----------------------------------

   No response is required to this item.

Item 8.  Exhibits.
- ------   --------


   The following exhibits are filed with this Registration Statement.

   Exhibit
   Number     Description of Exhibit
   ------     ----------------------

     4.1  -   Amendment No. 1 to Registrant's 1993 Management Incentive Plan.


     4.2  -   1996 Employee Stock Purchase Plan (Incorporated by reference to the Company's Proxy Statement filed on Schedule 14A dated
              May 20, 1996)

     4.3  -   1996 Director Stock Option Plan (Incorporated by reference to the
              Company's Proxy Statement filed on Schedule 14A dated
              May 20, 1996)

     5.1  -   Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

    23.1  -   Consent of Grant Thornton, L.L.P.

    23.2  -   Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1).

    24    -   Power of Attorney (Included on page II-4)

Item 9.  Undertakings.
- ------   ------------

   (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii)
- --------  -------
above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 14th day of August, 1996.


                           HARRY'S FARMERS MARKET, INC.


                           By: /s/ Harry A. Blazer
                              -------------------
                              Harry A. Blazer
                              President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

   KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Harry A. Blazer or Terry Ransom as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 14, 1996.

                                  SIGNATURES



      Signature                           Title
      ---------                           -----

/s/ Harry A. Blazer                       President, Chief Executive
- -----------------------
Harry A. Blazer                           Officer and Director (principal
                                          executive officer)

/s/ Terry L. Ransom                       Chief Administrative Officer
- -----------------------
Terry L. Ransom                           Director


/s/ John D. Branch                        Director
- -----------------------
John D. Branch


/s/ Robert C. Glustrom                    Director
- -----------------------
Robert C. Glustrom